Exhibit 99.4

CONSENT

      I hereby consent to being named in the Registration Statement on Form S-4 (No. 333-114548) filed by Fisher Scientific International Inc. (“Fisher”) and any amendments thereto as a person who will become a director of Fisher.

          Dated: May 21, 2004

/s/ FRANK H. JELLINEK, JR.

(Signature)

FRANK H. JELLINEK, JR.

(Name)